Exhibit 21

SUBSIDIARIES OF REGISTRANT

     General Electric's principal affiliates as of December 31, 2003, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant affiliate.

AFFILIATES OF REGISTRANT INCLUDED IN
REGISTRANT'S FINANCIAL STATEMENTS
	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization

AMERICAN SILICONES, INC.	100	Indiana
BENTLY NEVADA, LLC	100	Delaware
CARIBE GE INTERNATIONAL ELECTRIC METERS CORP	100	Puerto Rico
CARDINAL COGEN, INC.	100	Delaware
DATEX-OHMEDA, INC.	100	Delaware
ELANO CORPORATION	100	Ohio
GEAE TECHNOLOGY, INC.	100	Delaware
GE CGR EUROPE	100	France
GE DRIVES and CONTROLS, INC.	100	Delaware
GE DRUCK HOLDINGS LIMITED	100	Delaware
GE ELECTRIC CANADA, INC.	100	Canada
GE ENERGY EUROPE, BV	100	Netherlands
GE ENERGY PARTS INC	100	Delaware
GE ENERGY PRODUCTS, INC	100	Delaware
GE ENERGY SERVICES, INC.	100	Delaware
GE ENERGY SERVICES-DALLAS, LP	100	Delaware
GE ENGINE SERVICES DISTRIBUTION, LLC.	100	Delaware
GE ENGINE SERVICES, INC.	100	Delaware
GE FANUC AUTOMATION CORPORATION	50	Delaware
GE GAS TURBINES (GREENVILLE) L.L.C	100	Delaware
GE HUNGARY CO., LTD	100	Hungary
GE INTERLOGIX, INC.	100	Delaware
GE INVESTMENT, INC.	100	Nevada
GE KEPPEL ENERGY SERVICES PTE, INC.	100	Singapore
GE MEDICAL GLOBAL TECHNOLOGY CO., LLC	100	Delaware
GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.	100	Wisconsin
GE MEDICAL SYSTEMS, INC.	100	Delaware
GE PACKAGED POWER L.P.	100	Delaware
GE PETROCHEMICALS, INC.	100	Delaware
GE PLASTIC FINISHING, INC.	100	Delaware

(1)

	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization

GE PLASTICS ESPANA ScPA	100	Spain & Canary Islands, Balearic Island
GE PLASTICS PACIFIC PTE. LTD	100	Singapore
GE POLYMERLAND, INC	100	Delaware
GE POWER SYSTEMS LICENSING INC	100	Delaware
GE QUARTZ, INC.	100	Delaware
GE SILICONES WV, LLC	100	West Virginia
GE SUPERABRASIVES, INC.	100	Delaware
GE TRANSPORTATION PARTS, LLC	100	Delaware
GE TRANSPORTATION SERVICES, LLC.	100	Delaware
GE TRANSPORTATION SYSTEMS GLOBAL SIGNALING, LLC.	100	Delaware
GEA PRODUCTS LP	100	Delaware
GENERAL ELECTRIC INTERNATIONAL (BENELUX) BV	100	Netherlands
GENERAL ELECTRIC INTERNATIONAL, INC.	100	Delaware
GRANITE SERVICES, INC.	100	Delaware
NATIONAL BROADCASTING COMPANY (NBC)	100	Delaware
NUCLEAR FUEL HOLDING CO.,INC	100	Delaware
NUOVO PIGNONE HOLDING S.P.A	100	Italy
OEC MEDICAL SYSTEMS INC	100	Delaware
PII LIMITED	100	United Kingdom & Northern Ireland
REUTER-STOKES, INC.	100	Delaware
SENSING SOLUTIONS, INC.	100	Delaware
VICEROY, INC.	100	Delaware

GENERAL ELECTRIC CAPITAL SERVICES, INC.	100	Delaware
General Electric Capital Corporation	100	New York
GE Global Insurance Holding Corporation	100	Missouri

(1)     With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.

(2)